Exhibit 10.1

EIGHTH AMENDMENT TO
THE CHF SOLUTIONS, INC.
NEW-HIRE EQUITY INCENTIVE PLAN

The CHF Solutions, Inc. New-Hire Equity Incentive Plan (the “Plan”) is hereby amended in the following respects, effective February 17, 2021, in accordance with Section 2(b)(vi) of the Plan.

The first sentence of Section 3(a) of the Plan is deleted in its entirety and replaced with the following sentence:

“Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall not exceed, in the aggregate, 23,919 shares (the “Share Reserve”).”